EXHIBIT 99

FOR IMMEDIATE RELEASE
Contact:   Herbert L. Hornsby, Jr.
           President and Chief Executive Officer
           Telephone: (609) 465-5600


CAPE BANCORP, INC. ANNOUNCES 2008 ANNUAL MEETING RESULTS

Cape May Court House, New Jersey, August 26, 2008. Cape Bancorp, Inc. (the "Company") (Nasdaq: CBNJ), the holding company for Cape Bank, held the Company's annual meeting of stockholders on August 25, 2008 at 3:00 p.m, at The Cape Bank Conference Center, 211 North Main Street, Cape May Court House, New Jersey.

At the annual meeting Louis Griesbach, Jr., Herbert L. Hornsby, Jr., Joanne D. Kay and Agostino R. Fabietti were elected to the Board of Directors, each for a three-year term. Cape Bancorp's stockholders also approved the Cape Bancorp, Inc. 2008 Equity Incentive Plan and ratified the appointment of Crowe Chizek and Company LLC as its independent registered public accounting firm for the year ended December 31, 2008.

Cape Bancorp, Inc. is the holding company for Cape Bank, Cape May Court House, New Jersey. At June 30, 2008, Cape Bancorp, Inc. had total assets of $1.159 billion. Cape Bank operates 18 branches in Atlantic and Cape May Counties, New Jersey.